LETTER OF TRANSMITTAL

To accompany the Deposit of Ordinary Shares of RBTT FINANCIAL HOLDINGS LIMITED

This Letter of Transmittal is for use by holders of ordinary shares (the **"Ordinary Shares"**) of RBTT Financial Holdings Limited (**"RBTT"**) who are Unites States shareholders, other than dissenting shareholders, in connection with the amalgamation (the **"Amalgamation"**) of RBTT and RBC Holdings (Trinidad and Tobago) Limited, an indirect wholly-owned subsidiary of Royal Bank of Canada (**"RBC"**), which was approved by shareholders on March 26, 2008 and which is anticipated to occur on or about June 16, 2008 or such later date as may be advised.

Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Notice of Special Meeting of Shareholders and Directors' Circular dated February 8, 2008 (the **"Directors' Circular"**).

For each RBTT Ordinary Share you hold, you will receive cash consideration of TT$24.00 (converted to the U.S.$ equivalent as described in the Directors' Circular) and a number of RBC common shares equal to the Collar Exchange Ratio (based on the U.S.$ equivalent of TT$16.00), plus cash in U.S. dollars in lieu of any fractional shares (the **"Consideration"**).

To receive the Consideration for Ordinary Shares, you are required to do the following:

(a) complete this Letter of Transmittal in accordance with the instructions and courier it to RBTT Trust Limited (the **"Escrow Agent"**) in the enclosed courier envelope;

(b) if you hold physical share certificates representing the Ordinary Shares, include all such share certificates with your completed Letter of Transmittal;

(c) if you hold Ordinary Shares through the Central Depository, include your most recent statement of account evidencing ownership of Ordinary Shares with your completed Letter of Transmittal;

(d) complete the enclosed Department of the Treasury Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certification, and include it with your completed Letter of Transmittal; and

(e) if you hold Ordinary Shares which are the subject of a Lien (as defined herein), you are required to take this Letter of Transmittal to the party holding the Lien for completion of the relevant section and then include the share certificate(s) or statement of account, as the case may be, with your completed Letter of Transmittal.

If some or all of your share certificates have been lost, stolen, destroyed and/or misplaced please complete this Letter of Transmittal for each such share certificate as fully as possible and also complete the Statutory Declaration and Indemnity for Lost Share Certificate(s) form enclosed herein, and courier them to the Escrow Agent.

In order for the Escrow Agent to courier the Consideration to you by the earliest distribution date, (which is expected to be June 23, 2008), you must submit the properly completed and duly executed Letter of Transmittal, together with the required documents, on or prior to June 20, 2008. Failure to carry out the instructions accurately on a timely basis may result in a delay in your receiving the Consideration.

If you need assistance please contact the Escrow Agent:

RBTT Trust Limited
22-24 Victoria Avenue
Port of Spain
Trinidad

(868) 821- 5888

For office use only	Folio No.:

TO: RBC FINANCIAL (CARIBBEAN) LIMITED

(a) Shareholders who hold a physical share certificate(s) representing RBTT Ordinary Shares should complete the following table (if there is insufficient space, the requested information should be set out in a separate list and attached to the Letter of Transmittal).

Certificate Number	Name in which Registered	Number of Ordinary Shares Represented by the Certificate(s) Deposited with this Letter of Transmittal*

*** The total number of Ordinary Shares filled in this box must equal the number of Ordinary Shares represented by the share certificate delivered with this Letter of Transmittal.**

(b) Shareholders who hold Ordinary Shares through the Central Depository should complete the following table (if there is insufficient space, the requested information should be set out in a separate list and attached to the Letter of Transmittal).

Central Depository Account Number	Name in which Registered	Number of Ordinary Shares in Account

The shareholder signing below (the **"Shareholder"**), being a holder of RBTT Ordinary Shares as reflected on RBTT's register of members or in the records of any depository on June 5, 2008, surrenders all right, title and interest in and to the deposited Ordinary Shares and represents and warrants that (i) the Shareholder is the owner of the Ordinary Shares being deposited, (ii) such Ordinary Shares are owned by the Shareholder free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims (each a **"Lien"**) except as otherwise advised herein, (iii) the Shareholder has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Ordinary Shares, (iv) the Ordinary Shares being deposited by the Shareholder have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Ordinary Shares to any other person and (v) all information provided by the Shareholder in this Letter of Transmittal is accurate.

The Shareholder acknowledges that the Consideration owed to him/her/it will be sent by courier to the address set out in RBTT's register of members or in the records of the Central Depository as at June 5, 2008. **You are kindly requested to include a telephone contact in case the Escrow Agent needs to verify any of the information provided in the Letter of Transmittal.**

Signature of Shareholder(s) † or Authorized Representative	**Date**
Name(s) of Shareholder(s) (Block Letters)	
Name of Authorized Representative, if applicable (Block Letters)**	**Daytime Phone Number(s)**

† If this Letter of Transmittal is signed by the registered owner(s) of the accompanying RBTT share certificate(s) or Proof of Ownership as per the statement of account from the Central Depository, such name(s) on the Letter of Transmittal must correspond to the name(s) as registered or as written on the face of such certificate(s) or statement without any change whatsoever. If the RBTT Ordinary Shares are owned of record by two or more joint owners, any such owner may sign this Letter of Transmittal.

** Where this Letter of Transmittal is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a person, corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of authority to act. Satisfactory evidence of authority to act shall include a deed of declaration of trust, grants of probate, guardianship orders of the Court, nominee and escrow agreements or, in the case of a corporation, the corporation's seal or by the hand of a duly authorized officer or attorney. The Escrow Agent may require additional evidence of authority or additional documentation.

FOR COMPLETION BY A PARTY HOLDING A LIEN ON ORDINARY SHARES AS LISTED ABOVE

☐ **We certify that the above listed Ordinary Shares are the subject of a Lien held in our favour and that the Consideration should be sent to the address indicated below.**

☐ **We certify that the above listed Ordinary Shares are no longer subject to a Lien in our favour and that the Consideration may be released to the named Shareholder(s).**

Company's Name, Address and Official Stamp

Signature of Authorised Signatory	**Date**
Name of Authorized Signatory (Block Letters)	

TO BE COMPLETED ONLY BY SHAREHOLDERS THAT ARE U.S. HOLDERS

SUBSTITUTE FORM W-9 **Department of the Treasury Internal Revenue Service** Payer's Request for Taxpayer Identification Number (TIN) and Certification (UNITED STATES SHAREHOLDERS ONLY)	**Part 1** — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Name Social Security Number (TIN) **OR** Employer Identification Number Awaiting TIN ☐
	Part 2 — Certification — Under the penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).	
	Certificate Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).	
	The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. **Sign Here:** **SIGNATURE:** ____________ **DATE:** ____________	

NOTE: **FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE AMALGAMATION.**

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE "AWAITING TIN" BOX IN PART I OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TIN

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature:..Date:.., 200